EXHIBIT 10.42
STOCK AND WARRANT PURCHASE AGREEMENT
BY AND BETWEEN
QUALMARK CORPORATION
AND
INVESTORS
DECEMBER 21, 2007

STOCK AND WARRANT PURCHASE AGREEMENT
This Stock and Warrant Purchase Agreement (this “Agreement”) is made as of the 21th day of December 2007 by and among QualMark Corporation, a Colorado corporation (the “Company”), and those investors listed on Exhibit A (each a “Purchaser” and, collectively, the “Purchasers”).
          WHEREAS, the Company has authorized the sale and issuance of (i) 781,250 shares of its Common Stock (the “Stock”), and (ii) warrants to purchase up to 781,250 shares of its Common Stock in the form attached hereto as Exhibit B to purchase shares of its Common Stock (the “Warrants”);
          Whereas, Purchasers desire to purchase the Stock and Warrants on the terms and conditions set forth herein; and
          Whereas, the Company desires to issue and sell the Stock and Warrants to Purchasers on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Purchase and Sale of Stock and Warrants.
1.1 Sale and Issuance of Stock and Warrants.
(a) The Company has authorized (a) the sale and issuance to the Purchasers of (i) 781,250 shares of its Common Stock, no par value (the “Stock”), and (ii) warrants to purchase up to 781,250 shares of its Common Stock in the form attached hereto as Exhibit B (the “Warrants”); and (b) the issue of Common Stock to be issued upon exercise of the Warrants (the “Warrant Shares”). Each Warrant shall entitle the holder to purchase one share of the Company’s Common Stock. The Warrants shall have the rights set forth in the form of Warrant attached hereto as Exhibit B.
(b) Subject to the terms and conditions of this Agreement, Purchasers agree to purchase at the Closing, and the Company agrees to sell and issue to Purchasers at the Closing, that number of shares of Stock and Warrants set forth opposite each Purchaser’s name on Exhibit A, at a purchase price of $0.7680 per share. The total aggregate number of shares to be purchased by Purchasers is 781,250 shares, for an aggregate purchase price of $600,000.
1.2 Closing. The purchase and sale of Stock and Warrants (the “Closing”) shall take place at the offices of the Company on December 20, 2007 (the “Closing Date”), or at such other time and place as the Company and the Purchasers agree upon, orally or in writing.
1.3 Deliveries. Subject to the terms of this Agreement, at the Closing, the Company will deliver to each Purchaser (i) a certificate representing the Stock to be purchased by such Purchaser at the Closing and (ii) a Warrant to purchase shares of Common Stock, against payment of the purchase price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, cancellation or conversion of indebtedness, or any combination of the foregoing. In the event that payment by any Purchaser is made, in whole or in part, by cancellation or conversion of indebtedness, then such Purchaser shall surrender to the Company for cancellation or conversion at the Closing any evidence of such indebtedness.
2. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchasers that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, which exceptions shall be deemed to be representations and warranties as if made hereunder:
2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own and operate its property and assets and to carry on its business as now conducted, and as presently proposed to be conducted, to execute, deliver and perform its obligations under this Agreement and the other documents to be executed and delivered in connection with the transactions contemplated hereby and to sell and issue the shares of Common Stock to be sold hereunder, the Warrants and the Warrant Shares. The Company is duly qualified and is authorized to transact business and is in good standing in the State of Colorado and each other jurisdiction in which the failure so to qualify would have a material adverse effect on the assets, operating results, financial condition, business or properties of the Company (a “Material Adverse Effect”).
2.2 Capitalization. The authorized capital of the Company consists, or will consist, immediately prior to the Initial Closing, of:
(a) 15,000,000 shares of Common Stock, 8,841,894 shares of which are issued and outstanding immediately prior to the Closing and 2,000,000 shares of Preferred Stock, no shares of which are issued and outstanding. All of the outstanding shares of Common Stock and Preferred Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws. Schedule 2.2 of the Schedule of Exceptions sets forth the Company’s capitalization on a post-Closing and on as-converted to Common Stock basis.
(b) As of the Closing, the Company has reserved 472,610 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1996 Stock Option Plan, duly adopted by the Board of Directors and approved by the Company stockholders 300,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2005 Stock Option Plan, duly adopted by the Board of Directors and approved by the Company stockholders and 650,000 shares of its Common Stock pursuant to its 2007 Stock Option Plan, duly adopted by the Board of Directors conditioned upon the approval of the Company’s stockholders at the next scheduled annual meeting (the “Stock Plans”). Of such reserved shares of Common Stock and as of the Closing, options to purchase 771,750 shares have been granted and are currently outstanding, 201,000 shares have been granted pending shareholder approval and are currently outstanding, 860 shares of Common Stock remain available for grants to officers, directors, employees and consultants pursuant to the 2005 Stock Plan and 449,000 shares of Common Stock remain available for grants to officers, directors, employees and consultants pursuant to the 2007 Stock Plan, pending shareholder approval.
(c) As of the Closing, the Company has reserved 646,988 shares of Common Stock for issuance upon conversion of currently outstanding convertible debt. The convertible debt is convertible at the option of the holder of the debt.
(d) Except for outstanding options issued pursuant to the Stock Plan and the convertible debt described above, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.
(e) No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event.
2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, partnership, limited liability company or other business entity.
2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Stock and the Warrants pursuant hereto (together, the “Securities”) has been taken or will be taken prior to the Closing, and the Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally.
2.5 Valid Issuance of Securities. The Stock that is being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the investor rights agreement signed by the Company and the Purchasers on the date hereof (the “Investor Rights Agreement”) and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.6 below, the Stock will be issued in compliance with all applicable federal and state securities laws. The Warrant Shares have been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Warrants, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investor Rights Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws. All preemptive rights or rights of first refusal relating to the issuance and sale of the Stock and the Warrants, if any, have been duly waived or satisfied.
2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).
2.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the actual knowledge of any executive officer of the Company (hereafter referred to as the “Company’s Knowledge”), currently threatened against the Company or any of its subsidiaries that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.
2.8 Intellectual Property. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, technology, information and proprietary rights and processes necessary for its business as now conducted and, as presently proposed to be conducted, without any conflict with, or known infringement of, the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company as well as trademarks, registered copyrights, and domain names owned by the Company. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted or proposed to be conducted. Neither the execution or delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the best of the Company’s Knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.
2.9 Proprietary Information of Third Parties. No third party has claimed by written notice to the Company or, to the Company’s Knowledge, has reason to claim that any person employed by, consulting for or affiliated with the Company has (a) violated or may be violating, in connection with such person’s employment or affiliation with the Company, any of the terms or conditions of his or her employment, noncompetition or nondisclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing, in connection with such person’s employment or affiliation with the Company, any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering, in connection with such person’s employment or affiliation with the Company, in the employment relationship between such third party and any of its present or former employees. No third party has requested by written notice information from the Company which suggests that such a claim might be contemplated. To the Company’s Knowledge, no person employed by, consulting for or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and no person employed by, consulting for or affiliated with the Company has, to the Company’s Knowledge, violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product of the Company or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the Company’s Knowledge (without inquiry outside the ordinary course of business), neither the execution or delivery of this Agreement nor the carrying on of the business of the Company by any officer, director or key employee of the Company will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.
2.10 Leasehold Interests. Each agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into, without any default of the Company thereunder and, to the Company’s Knowledge, without any default thereunder of any other party thereto, other than defaults that are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company or, to the Company’s Knowledge, by any other party thereto under any such lease or agreement, other than defaults that are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
2.11 Compliance with Other Instruments.
(a) The Company is not in violation or default of any provisions of its Articles or Bylaws or of any note, indenture, mortgage, lease (including equipment leases), agreement, contract, purchase order or other instrument, document or agreement to which it is a party or by which it is bound or, with respect to any injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that specifically names the Company. To the best of the Company’s Knowledge, there exists no condition, event or act which after notice, lapse of time, or both, would constitute a default by the Company under any of the foregoing. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in any such violation or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under its Articles or Bylaws or under any note, indenture, mortgage, lease (including equipment leases), agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party.
(b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company’s loss of any right granted under any license, distribution agreement or other agreement.
2.12 Agreements; Action.
(a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, holders of any outstanding shares of any class of the Company’s capital stock, or any affiliate thereof other than those provided to Purchaser.
(b) Except for agreements explicitly contemplated by this Agreement, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any of its subsidiaries is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its subsidiaries in excess of, $25,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its subsidiaries, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, (iv) the pledging or placing of a lien or security interest on any asset of the Company, (v) an obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities, or (vi) an agreement under which the Company has limited or restricted its right to compete with any person in any respect. The Company, and to the Company’s Knowledge, each other party thereto has in all material respects performed their respective obligations, and the Company has received no notice of default by it and is not in default (with due notice or lapse of time or both) in any material respect under any agreement, instrument, commitment, plan or arrangement to which the Company is a party or by which it or its property may be bound, other than such nonperformance or default that is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no present expectation or intention of not fully performing all the Company’s obligations under each such agreement, instrument, commitment, plan or arrangement, and to the Company’s Knowledge there is no anticipated breach by any other party thereto, other than such nonperformance or breach that is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
(c) Schedule 2.12(c) of the Schedule of Exceptions sets forth any and all material contracts of the Company. The Company has no present expectation or intention of not fully performing all the Company’s obligations under each such material contract, and to the Company’s Knowledge there is no anticipated breach or nonperformance by any other party thereto and the Company has not received notice from any other party thereto of such party’s intention to terminate such material contracts.
(d) Neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.
(e) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.
2.13 Disclosure. The Company has fully provided the Purchasers with all the information that the Purchasers have requested for deciding whether to acquire the Stock. No representation or warranty of the Company contained in this Agreement (including the schedule of exceptions) and the exhibits attached hereto or any certificate furnished or to be furnished to Purchasers at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made; provided that the foregoing does not limit any knowledge or other qualifiers explicitly stated in such representations or warranties.
2.14 No Conflict of Interest. The Company is not indebted, directly or indirectly, to any of its stockholders, officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of the Company’s stockholders, officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company’s stock) or, to the Company’s Knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may compete with the Company. To the Company’s Knowledge, none of the Company’s officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.
2.15 Rights of Registration and Voting Rights. Except as contemplated in the Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company’s Knowledge, no stockholder of the Company, other than the Purchasers, has entered into any agreements with respect to the voting of capital shares of the Company.
2.16 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, pledges, security interests, charges, claims, restrictions, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets and which do not materially detract from the value of the property. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.
2.17 Employee Benefit Plans. The Company has operated all Employee Benefit Plans (as defined in the Employee Retirement Income Security Act of 1974) in compliance with applicable laws.
2.18 Tax Returns and Payments. The Company has timely filed all tax returns and reports (federal, state and local) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. Neither the Company nor any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company be taxed as an S corporation. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. The Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.
2.19 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s Knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s Knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. To the Company’s Knowledge, no officer or key employee of the Company, and no group of key employees of the Company, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, severance agreement, retirement agreement, or other employee compensation agreement, other than those disclosed on the Schedule of Exceptions.
2.20 Confidential Information and Invention Assignment Agreements. To the best of its knowledge, the Company believes that each current and former employee, consultant, director and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information. The Company is not aware that any of its current or former employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.
2.21 Compliance with Law; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would constitute a Material Adverse Effect. The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.
2.22 Corporate Documents. The Articles and Bylaws of the Company are in the form provided to the Purchasers. The copy of the minute books of the Company made available to Purchasers contain minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.
2.23 Offering of the Stock and Warrants. Subject in part to the truth and accuracy of Purchasers’ representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Stock and the Warrants as contemplated by this Agreement are, and will be as of the Closing, exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Stock, the Warrants or any security of the Company similar to the Stock has: (a) offered the Stock or any such similar security for sale to, or solicited any offer to buy the Stock or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, or (b) has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Stock under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder); in either case so as to subject the offering, issuance or sale of the Stock and the Warrants to the registration provisions of the Securities Act.
2.24 Environmental and Safety Laws.
(a) The Company (i) is not in material violation of any applicable statute, law or regulation relating to occupational health and safety, (ii) has conducted its business in material compliance with all applicable Environmental Laws (as hereinafter defined), including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of its business as presently conducted, (iii) has not received any notices, demand letters or requests for information from any federal, state, local or foreign governmental entity or third party indicating that the Company may be in material violation of, or liable in any material respect under, any Environmental Law in connection with the ownership or operation of its business, (iv) has no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to Company’s Knowledge, threatened against it relating to any material violation, or alleged material violation, of any Environmental Law, (iv) has not filed, nor is required to file, any reports concerning the release in material violation of any applicable Environmental Law of any Hazardous Substance (as hereinafter defined), or the threatened or actual material violation of any Environmental Law, (v) has no environmental assessments or tests in its possession relating to the activities of the Company which have not been delivered to the Purchasers prior to the date hereof, and (vi) is not subject to any material liabilities or expenditures relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law.
(b) As used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment including, without limitation, air, surface water, groundwater, surface land, subsurface land, or the protection of human health from exposure to Hazardous Substances or protection of employees in the workplace (exclusive of any workman’s compensation laws) or (ii) the exposure to, or the use, storage, treatment, generation, transportation, processing, handling, release or disposal of Hazardous Substances, in each case as amended and as in effect on the date hereof.
(c) As used herein, “Hazardous Substance” means any substance presently listed, deemed, designated or classified as hazardous, toxic, radioactive, caustic or otherwise hazardous including petroleum, its derivatives, byproducts and other hydrocarbons regulated under any Environmental Law.
2.25 Insurance. Section 2.25 of the Schedule of Exceptions identifies each insurance policy maintained by, at the expense of or for the benefit of the Company. The Company maintains in full force and effect such types and amounts of insurance issued by insurers of recognized responsibility insuring it with respect to its respective business and properties, in such amounts and against such losses as is customary for businesses similar to those of the Company. Each of the insurance policies listed on Section 2.25 of the Schedule of Exceptions is in full force and effect. The Company has not received any notice of cancellation, termination, or material increase in premium with respect to any insurance policy listed on Section 2.25 of the Schedule of Exceptions, and to the Company’s Knowledge it will be able to renew each such policy as and when it expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, without a significant increase in cost, except where any inability to so renew a policy or obtain similar coverage will not have a Material Adverse Effect.
2.26 Financial Statements. The Company has delivered to Purchasers copies of its audited financial statements (balance sheet and profit and loss statement, statement of stockholders’ equity and statement of cash flows, including notes thereto) as at and for the year ended December 31, 2006, its audited financial statements (balance sheet and profit and loss statement, statement of stockholders’ equity and statement of cash flows including notes thereto) as at and for the year ended December 31, 2005, and its unaudited financial statements (balance sheet and profit and loss statement) as at and for the nine months ended September 30, 2007 (the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments, and the unaudited Financial Statements may not contain all footnotes required under GAAP. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.
2.27 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Financial Statements, and except for liabilities arising in the ordinary course of its business since September 30, 2007, the Company has not incurred any material accrued or contingent liability arising out of any transaction or state of facts existing on or prior to the date hereof that are not included in the Schedule of Exceptions. As of the date hereof, the aggregate indebtedness of the Company for borrowed money is as set forth in Section 2.27 of the Schedule of Exceptions.

2.28 Changes. Since September 30, 2007, except as disclosed in the Schedule of Exceptions, there has not been:
(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, individually or in the aggregate, materially adverse;
(b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is currently proposed to be conducted);
(c) any waiver by the Company of a valuable right or of a material debt owed to it;
(d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is currently proposed to be conducted);
(e) the execution by the Company of any material contract or arrangement, or any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;
(f) any material increase in any compensation arrangement or agreement with any employee not in the ordinary course of business, consistent with past practice (including, without limitation, the continued issuance of options to employees);
(g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;
(h) any resignation or termination of employment of any key employee of the Company; and to the best of the Company’s Knowledge, any impending resignation or termination of employment of any such employee;
(i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;
(j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;
(k) any loans or guarantees made by the Company to or for the benefit of its employees, stockholders, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;
(l) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;
(m) any redemption or repurchase of any of the Company’s capital stock other than redemptions or repurchases of the Company’s capital stock from terminated employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal;
(n) to the best of the Company’s Knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is currently proposed to be conducted); or
(o) any agreement or commitment by the Company to do any of the things described in this Section 2.28.
2.29 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.
3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:
3.1 Authorization. Purchaser has full power and authority to enter into this Agreement. The Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.
3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Stock and Warrants to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.
3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company’s management and has had an opportunity to review the Company’s facilities. Purchaser agrees that the Company has been responsive and has fulfilled all Purchaser requests for information necessary for Purchaser to make an informed decision regarding the investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.
3.4 Restricted Securities. The Purchaser understands that the Stock and the Warrants have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Stock and the Warrant Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investor Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.
3.5 Legends. The Purchaser understands that the Stock and the Warrant Shares may bear one or all of the following legends:
(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.”
(b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.
3.6 Accredited Investor; Residence. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth in Exhibit A; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth in Exhibit A.
3.7 Anti-Money Laundering Compliance. To its knowledge, the Purchaser is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including, if applicable, the reporting, record keeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act, and other authorizing statutes, executive orders and regulations administered by the United States Office of Foreign Asset Control or other agency rules and regulations, and, if applicable, has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.
3.8 Compliance with Securities Act and Exchange Act Requirements. The Purchaser agrees to comply with all applicable provisions of the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (“Exchange Act”), including, but not limited to, compliance with the provisions of Sections 13(d) and (g) and Section 16 of the Exchange Act.
4. Conditions of the Purchasers’ Obligations at the Closing. The obligations of the Purchasers to the Company under this Agreement are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless otherwise waived:
4.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement that are qualified by materiality shall be true and correct as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.
4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.
4.3 Consents and Waivers. The Company shall have obtained any and all consents, approvals, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, including, but not limited to, consents, approvals, permits and waivers from governmental authorities, holders of the Company’s capital stock and indebtedness and any other third persons and all such consents, approvals, permits and waivers shall remain in effect as of the Closing.
4.4 Investor Rights Agreement. Purchasers shall have executed and delivered the Investor Rights Agreement in substantially the form as attached hereto as Exhibit D.
4.5 Board and Stockholder Approvals. All approvals of the Company’s Board of Directors and stockholders necessary for performance of the transactions contemplated by the Agreements shall have been obtained.
4.6 Compliance Certificate. The Chief Executive Officer (effective through December 10, 2007) and the Chief Financial Officer of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the Financial Statements.
4.7 Secretary’s Certificate. At the Closing, the Secretary of the Company shall deliver to the Purchasers a certificate (the “Secretary’s Certificate”), dated as of the Closing, certifying that (i) attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the stockholders of the Company authorizing the execution, delivery and performance of each of the Agreements, the issuance, sale and delivery of the Stock and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Agreement; and (iii) that attached thereto is a true and complete copy of the Articles as in effect on the date of such certification.
4.8 Board of Directors. As of the Closing, the authorized size of the Board of Directors shall be five member, and such board shall include the Chief Executive Officer (“CEO”) of the Company; two members selected by the Purchasers (which shall be Christopher Roser and James Roser); and two members selected by the CEO and the Purchaser’s selected Board members (one of whom shall be Gerald Laber), and the Board shall elect Christopher Roser as the Chairman of the Board. Such Board members shall serve until the next annual meeting of the stockholders of the Company.
4.9 Warrants. The Warrants shall terminate five (5) years from the date of their issuance.
4.10 Silicon Valley Bank. As of the Closing, the Company will have completed negotiations with Silicon Valley Bank to obtain a credit line of $2.5 million, with at least a one-year term.
4.11 CEO. Andrew Drenick shall be serving as CEO of the Company under the offer letter attached as Exhibit F hereto. The former CEO, Charles Johnston, will have voluntarily resigned. Mr. Johnston shall remain as an advisor to the CEO through the remainder of 2007 and shall be paid full compensation and benefits for that period. The Company shall be obligated to fund a deferred compensation and benefits package for a total of $300,000, of which the Company has funded $62,500, with the remaining $237,500 payable over a period of two (2) years commencing January 1, 2008 in quarterly amounts of $29,687 per quarter for each quarter in which the Company has sufficient cash flow as determined by the Board of Directors. The Chairman of the Audit Committee must vote in favor of the deferment of a payment in order for a payment to be deferred. If a payment is not made in a given quarter, that amount shall be deferred until a later quarter until the full amount of $237,500 has been paid to Mr. Johnston. In consideration for this deferred compensation arrangement, Mr. Johnston shall provide reasonable continued consulting to the Company, or other duties as mutually agreed upon. Mr. Johnston will have agreed to return, on a pro-rata basis, the initial 100,000 options originally issued to him on July 27, 2000.
4.12 Future Investments. The Company will have agreed that the Roser Partnership III, SBIC, LP is permitted to make investments in companies in which it and its affiliates have existing holdings. Additionally, the Company will provide Purchasers and their affiliates with certain information to help Purchasers and its affiliates comply with requirements of the Small Business Administration.
5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to Purchasers under this Agreement are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless otherwise waived:
5.1 Representations and Warranties. The representations and warranties of Purchasers contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.
5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.
6. Other Obligations
6.1 Negotiations with PFG. The Company agrees to allow Christopher Roser to participate in negotiations regarding the sub-debt owed to PFG. Christopher Roser’s approval must be obtained prior to the Company agreeing to any resolution with PFG.
6.2 Proxy. Purchasers agree to enter into an irrevocable proxy with an independent third party to provide for such proxy to vote such number of shares, as of the record date of any shareholder vote, calculated as follows: the number of shares of Stock purchased by Purchasers at the Closing plus other shares of the Company owned by Purchasers as of the Closing Date, that exceed 49.9% of the issued and outstanding shares of the Company. Such proxy shall remain irrevocable and in effect until the first to occur of (i) such number is reduced to zero(0), or (ii) the                      anniversary of the Closing Date.

7. Miscellaneous.
7.1 Survival. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.
7.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
7.3 Indemnification. The Company shall indemnify and hold harmless the Purchasers and each officer, director, employee, agent and affiliate of Purchasers, against all losses, liabilities, claims, damages or expenses relating to such Purchasers’ purchase of or proposed purchase of the Stock, the related documentation and transactions and the Company’s use of the proceeds, including without limitation, attorney’s fees and settlement costs.
7.4 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of law.
7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
7.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
7.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier, or telegram, or fax or e-mail with confirmation of receipt, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth below:
          If to the Company: QualMark Corporation
Attn: Chief Executive Officer
4580 Florence Street
Denver, CO 80238
          If to Purchasers:    Christopher Roser and The Roser Partnership III, SBIC, LP
1105 Spruce Street
Boulder, CO 80302
with a copy to:
Faegre & Benson LLP
Attn: Christopher Hazlitt
1900 Fifteenth Street
Boulder, CO 80302

7.8 Finder’s Fee. Except as set forth in the Schedule of Exceptions, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchasers agree to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchasers or any of their officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
7.9 Fees and Expenses. Upon Closing, the Company shall reimburse Purchasers’ out-of-pocket expenses incurred in connection with the transactions contemplated hereby. These expenses include, but are not limited to, the costs of document preparation.
7.10 Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
7.11 Amendments. This Agreement may be amended or modified, and the obligations of the Company and the rights of the Purchasers under the Agreement may be waived, only upon the written consent of the Company and all of the Purchasers.
7.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.
7.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or in equity or otherwise afforded to any party, shall be cumulative and not alternative.
7.14 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.
[The remainder of this page is intentionally left blank.]

In Witness Whereof, the parties have executed Stock and Warrant Purchase Agreement as of the date first written above.
COMPANY:
QualMark Corporation

By:
Name:
Title:

PURCHASERS:
By:
	Name:	Christopher Roser

The Roser Partnership III, SBIC, LP
By:
	Name:	Christopher Roser
	Title:	Manager of its General Partner

EXHIBIT A

NAME AND ADDRESS	NUMBER OF SHARES	NUMBER OF WARRANTS	PURCHASE PRICE
CHRISTOPHER ROSER 1105 SPRUCE STREET Boulder, CO 80302	130,208	130,208	$100,000

THE ROSER PARTNERSHIP III, SBIC, LP
1105 Spruce Street Boulder, CO 80302	651,042	651,042	$500,000

TOTAL	781,250	781,250	$600,000